UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective August 1, 2006, Smart Online, Inc. (the "Company") changed its compensation policy for members of its Board of Directors. Only "independent" members of the Board, as that term is defined by the Securities and Exchange Commission, are entitled to compensation for their services as director. Beginning August 1, 2006, independent directors will receive a fee of $1,500 per month for their services, while the independent Chairman of the Board will receive $4,000 per month for his or her services.

In addition, upon appointment, each independent director shall be granted either an option for 20,000 shares of the Company’s Common Stock, or 10,000 restricted shares of the Company’s Common Stock; and the Chairman of the Board of Directors shall be granted either an option for 30,000 shares of the Company’s Common Stock, or 15,000 restricted shares of the Company’s Common Stock. These grants will be made under the Company's 2004 Equity Compensation Plan, which has previously been filed by the Company with the Securities and Exchange Commission on September 30, 2004 as Exhibit 10.1 to its Registration Statement on Form SB-2.

Item 2.02 Results of Operations and Financial Condition.

On August 2, 2006, the Company issued a press release, a copy of which is attached as Exhibit 99.1, announcing its results for the quarter ended March 31, 2006.

The press release is attached as Exhibit 99.1 and incorporated into this Item 2.02 by reference. The information in this report under Item 2.02 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release and the information in this report under Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Exhibit 99.1 Press Release, dated August 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

August 4, 2006	By:	/s/ Nicholas A. Sinigaglia

Name: Nicholas A. Sinigaglia
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 2, 2006.